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                                                                      EXHIBIT 32


  WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 10 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, We hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the 2003 third quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






Date: 11/07/03                            /s/ William F. Coyro, Jr.
                                          -------------------------
                                          William F. Coyro, Jr.
                                          President and Chief Executive Officer



Date: 11/07/03                            /s/ David W. Morgan
                                          --------------------------
                                          David W. Morgan
                                          Vice President, Chief Financial
                                          Officer, and Treasurer